UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2009

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events

San Dimas, California, October 6, 2009…. American States Water Company (NYSE:AWR) announced that the U.S. government issued contract modifications to subsidiaries of AWR’s American States Utility Services, Inc. (“ASUS”) unit. The modifications provided funding for $7.3 million in new construction projects at ASUS’ Fort Bliss Water Services Company, Old Dominion Utility Services, Inc., Terrapin Utility Services, Inc., and Old North Utility Services, Inc. subsidiaries.  The majority of this work will be performed during calendar year 2010.  ASUS’ Palmetto State Utility Services, Inc. subsidiary also received on September 30 a modification for a $1.1 million equitable adjustment. This modification provides reimbursement for emergency construction costs previously incurred at Fort Jackson, South Carolina.  The majority of the costs on these projects at Fort Jackson had been previously recognized by ASUS as construction expense in 2008.  The recognition of construction revenues was pending the approval of the request for equitable adjustment by the U.S. government.  As a result of this modification, AWR will recognize construction revenues and operating income of $1.1 million during the third quarter of 2009.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

Section 9 – Financial Statement and Exhibits

Item 9.01.          Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated October 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date:	October 6, 2009	/s/ Eva G. Tang
Eva G. Tang
Senior Vice President-Finance, Chief Financial
Officer, Corporate Secretary and Treasurer